EXHIBIT 4.25

                                     SAMPLE
                           12% CONVERTIBLE SENIOR NOTE
                          -----------------------------

No.2002-A-___

$________                                            DATED:_________ __, 2002

         FOR VALUE RECEIVED, the undersigned, USA TECHNOLOGIES, INC., a Pennsylvania corporation ("USA"), hereby promises to pay to the order of ______________("Lender"), at _______________, or at such other place as the
Lender may designate in writing, the principal sum of ___________________Dollars ($_________), together with interest (computed on the basis of a 360-day year of twelve 30-day months) from the date hereof on the outstanding principal balance hereof, to be fixed at a rate equal to 12% per annum, in accordance with the following terms:

         1. PRINCIPAL AMOUNT. The principal amount of this 12% Convertible Senior Note("Convertible Senior Note") shall be due and payable on December 31, 2005 at which time all unpaid interest which has accrued on the Convertible Senior Note shall also be due and payable ("Maturity Date"). USA shall not be required to pay to the holder hereof any principal amount of this Convertible Senior Note which has been converted into shares of Common Stock of USA ("Common Stock") pursuant to Section 7 hereof.

         2. INTEREST. Interest on the outstanding principal balance of this Convertible Senior Note shall accrue at the rate of 12% per annum and shall be payable quarterly in arrears on September 30, March 31, December 31, and June 30 of each year until the Maturity Date, commencing on the date hereof. From and after the date of any conversion of the principal amount of this Convertible Senior Note pursuant to Section 7 hereof, no interest shall accrue on the amount of principal which has been so converted. USA shall pay any unpaid and accrued interest on any principal amount of this Convertible Senior Note which has been converted into Common Stock pursuant to Section 7 hereof through the date of such conversion, payable by USA to the holder hereof on the quarterly payment date immediately following the date of conversion.

         3. RESTRICTIVE LEGEND. Neither this Convertible Senior Note nor the Common Stock into which this Convertible Senior Note may be converted may be offered for sale or sold, or otherwise transferred in any transaction which would constitute a sale thereof within the meaning of the Securities Act of 1933, as amended (the "Act"), unless: (i) such security has been registered for sale under the Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities; or (ii) exemptions from the registration requirements of the Act and the registration or qualification requirements of all such state securities laws are available and USA shall have received an opinion of counsel reasonably satisfactory to USA that the proposed sale or other disposition of such securities may be effected without registration under the Act and would not result in any violation of any applicable securities laws relating to the registration or qualification of securities for sale.

         4. SUBORDINATION.

                  A. SUBORDINATION TO SENIOR DEBT. The indebtedness (including unpaid principal of and interest on this Convertible Senior Note) as well as all other obligations and liabilities of USA to Lender hereunder evidenced in this Convertible Senior Note is subordinated to the prior payment when due of the principal of, premium, if any, interest on, and all other amounts due in connection with or under all "Senior Debt" (as defined below) as follows: Upon any distribution of its assets in a liquidation or dissolution of USA, or in bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to USA, the Lender shall not be entitled to receive payment until the holders of Senior Debt are paid in full. Until a payment default occurs with respect to any Senior Debt, all payments of principal and interest due to Lender under this Convertible Senior Note shall be made in accordance with this Convertible Senior Note. Upon the occurrence of any payment default with respect to any Senior Debt then, upon written notice thereof to USA and Lender by any holder of such Senior Debt or its representative, no payments of principal or interest on the Convertible Senior Note shall be made by USA until such payment default has been cured to the satisfaction of the holder of such Senior Debt or waived by such holder, provided, however, that if during the 180 day period following such default, the holder of Senior Debt has not accelerated its loan, commenced foreclosure proceedings or otherwise undertaken to act on such default then USA shall be required to continue making payments under the Convertible Senior Note, including any which had not been paid during such 180 day period. In the event that any Bank Or Other Financial Institution at any time so requires, the Lender shall execute, upon request of USA, any intercreditor or subordination agreement(s) with and/or in favor of any such Bank Or Other Financial Institution on terms not materially more adverse to the Lender then the subordination terms contained in this Convertible Senior Note.

                  B. DEFINITIONS. For all purposes of this Section 4:

                  "SENIOR DEBT" means (a) any and all Indebtedness (whether outstanding on the date hereof or thereafter created) created, Guaranteed, incurred or assumed by USA with respect to any Bank Or Other Financial Institution, or (b) any and all Indebtedness created, Guaranteed, incurred, or assumed, by USA to the extent secured by a lien on any assets of USA. Senior Debt as described in the prior sentence shall be deemed to exist whether such Indebtedness is or is not specifically designated by the Company as being "Senior Debt" in its defining instruments.

                  Notwithstanding anything herein to the contrary, Senior Debt does not include (i) unsecured accounts payable to trade creditors of USA incurred in the ordinary course of business, (ii) any debt owed by USA to any officer, director or stockholder of USA (not including any Convertible Senior Notes held by any of them), (iii) any obligation of USA issued or contracted for as payment in consideration of the purchase by USA of the capital stock or substantially all of the assets of another person or in consideration for the merger or consolidation with respect to which USA was a party, (iv) any operating lease obligations of USA, (v) any other indebtedness which by its terms is subordinated to the Convertible Senior Notes, or (vi) any "other indebtedness" which is subordinated to all indebtedness to which this Convertible Senior Note is subordinated in substantially like terms as this Convertible Senior Note which such "other indebtedness" shall be treated as equal with the indebtedness evidenced by this Convertible Senior Note (including but not limited to USA`s previously issued senior notes).

                  "BANK OR OTHER FINANCIAL INSTITUTION" means a bank as defined in Section 3(a)(2) of the Act whether acting in its individual or fiduciary capacity; an insurance company as defined in Section 2(a)13 of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the Small Business Administration; or an employee benefit plan, including an individual retirement account, which is subject to the provisions of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in
Section 3(21) of such Act, which is either a bank, insurance company, or registered investment adviser.

                  "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "INDEBTEDNESS" means, with respect to any Person any indebtedness of such Person, whether or not contingent, direct, or indirect, in respect of borrowed money or evidenced by bonds, notes, Senior Notes or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including capital lease obligations).

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, including the Company, or any subsidiary of the Company.

         5. EVENT OF DEFAULT. An "Event of Default" under this Convertible Senior Note means the occurrence of any of the following events (whether the reason for such Event of Default shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (i) nonpayment of any principal or interest installment when and as due hereunder which is not cured by USA within thirty (30) days after the due date;
(ii) any other breach of the terms hereof which is not cured by USA within thirty (30) days after notice from Lender; (iii) the institution of any proceedings by or against USA under any law relating to bankruptcy, insolvency, reorganization or other form of debtor relief or USA`s making an assignment for the benefit of creditors, or the appointment of a receiver, trustee, conservator or other judicial representative for USA or any of its respective properties, or the admission in writing by USA of its inability to pay its debts generally as they become due; or (iv) any default by USA under any agreement for borrowed money which default continues after expiration of the applicable notice and grace period, if any, provided in the agreement and which permits the holder thereof to accelerate the indebtedness due thereunder. Upon the occurrence of an Event of Default, the entire principal and any accrued interest due hereunder shall accelerate and become immediately due and payable without presentation, demand, protest or further demand or notice of any kind, all of which are expressly waived by USA, and Lender shall thereupon have all rights and remedies provided hereunder or otherwise available at law or in equity. The period of time commencing from the date of the occurrence of an Event of Default until the date such default is cured shall be referred to as the "Default Period". During any Default Period, any late interest or principal payments will accrue interest at a rate of 1% per month, cumulative and compounding until all accrued and unpaid principal and interest is paid in full.

         6. PREPAYMENT. USA shall have the right to prepay this Convertible Senior Note in whole or in part, at any time and from time to time prior to the Maturity Date, and in its sole and absolute discretion, without incurring any penalties or additional obligations of any kind. If USA elects to prepay this Convertible Senior Note at any time in an amount less than the then entire remaining outstanding principal amount hereof, the holders of the Convertible Senior Notes to be prepaid shall be selected by USA on a random basis. If USA elects to prepay this Convertible Senior Note in whole or in part any time prior to the Maturity Date, the holder hereof shall have the right to convert all of (but not less than all of) the principal amount to be prepaid by USA into shares of Common Stock pursuant to the terms and conditions of Section 7 hereof. Such right to convert must be exercised within thirty (30) days following receipt by the holder hereof from USA of notice of prepayment pursuant to this Section 6.

         7. CONVERSION RIGHTS.

                  A. CONVERSION. Subject to the terms and conditions hereof, the holder hereof may convert all or any portion of the principal amount hereof at any time or from time to time prior to the Maturity Date, into fully paid and non-assessable shares of Common Stock, subject to adjustment as provided in
Section 7.F. hereof ("Conversion Rights"). The number of shares of Common Stock to be issued upon any such conversion shall be determined by dividing the principal amount of this Convertible Senior Note to be converted by the Conversion Price (as defined herein).

                  B. CONVERSION PRICE. The Conversion Rights shall be exercised by delivery to USA (prior to the Maturity Date) of this Certificate and the completed Election To Convert Form which is attached hereto. The Conversion Price shall be $.20 per share of Common Stock, subject to adjustment as provided in Section 7.F. hereof ("Conversion Price").

                  C. EXERCISE. Upon the surrender of this Certificate and the completed Election To Convert Form as aforesaid, USA shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of this Convertible Senior Note, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of the Conversion Rights. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Common Stock on and as of the date of the delivery to USA of this Certificate and the completed Election To Convert Form as aforesaid. If, however, at the date of surrender of this Certificate and the completed Election To Convert Form, the transfer books for the Common Stock issuable upon the exercise of the Conversion Rights shall be closed, the certificates for the Common Stock in respect to which any such Conversion Rights are then exercised shall be issued and the owner of such Common Stock shall become a record owner of such Common Stock on and as of the next date on which such books shall be opened, and until such date USA shall be under no duty to deliver any certificate for such Common Stock.

                  D. PARTIAL CONVERSION. The Conversion Rights represented by the Convertible Senior Note shall be exercisable, at the election of the registered holder hereof, either as an entirety, or from time to time for any part of the outstanding principal amount of this Convertible Senior Note, and in the event that the Conversion Rights are exercised with respect to less than the entire then outstanding principal amount of this Convertible Senior Note, at any time prior to the Maturity Date, a new certificate will be issued to such registered holder in the remaining principal amount of this Convertible Senior Note.

                  E. MATURITY DATE. All of the Conversion Rights must be exercised in accordance with the terms hereof prior to the Maturity Date. At and after the Maturity Date any and all unexercised rights hereunder shall expire and all such unexercised Conversion Rights shall without any action on behalf of USA become null and void. USA shall not be required to provide notice to the holder hereof of the expiration of the Conversion Rights hereunder, and the Conversion Rights shall automatically expire without any required prior notice from USA.

                  F. ADJUSTMENTS. Subject and pursuant to the provisions of this subsection F, the Conversion Price shall be subject to adjustment from time to time only as set forth hereinafter:

                           i. In case USA shall declare a Common Stock dividend
on the Common Stock, then the Conversion Price shall be proportionately decreased as of the close of business on the date of record of said Common Stock dividend in proportion to such increase of outstanding shares of Common Stock.

                           ii. If USA shall at any time subdivide its
outstanding Common Stock by recapitalization, reclassification or split-up thereof, the Conversion Price immediately prior to such subdivision shall be proportionately decreased, and, if USA shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification, reverse stock split, or combination thereof, the Conversion Price immediately prior to such combination shall be proportionately increased. Any such adjustment to the Conversion Price shall become effective at the close of business on the record date for such subdivision or combination. The Conversion Price shall be proportionately increased or decreased, as the case may be, in proportion to such increase or decrease, as the case may be, of outstanding shares of Common Stock.

                           iii. Whenever the Conversion Price is adjusted as
herein provided, USA shall promptly
mail to the registered holder of this Convertible Senior Note a statement signed by an officer of USA setting forth the adjusted Conversion Price, determined as so provided.

                           iv. This form of Certificate need not be changed
because of any adjustment which
is required pursuant to this Section F. However, USA may at any time in its sole discretion (which shall be conclusive) make any change in the form of this Certificate that USA may deem appropriate and that does not affect the substance hereof; and any Certificate thereafter issued, whether in exchange or substitution for this Certificate or otherwise, may be in the form as so changed.

                  G. RESERVATION. There has been reserved, and USA shall at all times keep reserved out of the authorized and unissued shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the Conversion Rights represented by this Convertible Senior Note. USA agrees that all shares of Common Stock issued upon exercise of this Convertible Senior Note shall be, at the time of delivery of the Certificates for such Common Stock, validly issued and outstanding, fully paid and non-assessable.

                  H. FRACTIONAL SHARES. USA shall not issue any fractional shares of Common Stock pursuant to any conversion of this Convertible Senior Note and shall pay cash to the holder of this Convertible Senior Note in lieu of any such fractional shares.

         8. NO RIGHT. The holder of this Convertible Senior Note shall not be entitled to any of the rights of a stockholder of USA prior to the date of issuance of the Common Stock by USA pursuant to any conversion of this Convertible Senior Note.

         9. REGISTRATION RIGHTS. As set forth above, neither this Convertible Senior Note nor the Common Stock into which this Convertible Senior Note is convertible shall be registered under the Act or any state securities laws, and shall constitute restricted securities as defined under Rule 144 promulgated under the Act. Notwithstanding the foregoing, promptly following the termination of the private placement offering by USA of the 12% Convertible Senior Notes of which this Convertible Senior Note is a part, USA shall, at its expense, file and use its best efforts to have declared effective, a registration statement under the Act covering the resale of the Common Stock underlying this Convertible Senior Note. USA shall use its best efforts to have the resale of the Common Stock by non-affiliates of USA exempted from the registration requirements under applicable state securities laws.

         10. SECURITIES LAWS. As a condition to the issuance of any Common Stock pursuant to this Convertible Senior Note, the holder of such Common Stock shall execute and deliver such representations, warranties, and covenants that may be required by applicable federal and state securities law, or that USA determines is reasonably necessary in connection with the issuance of such Common Stock. In addition, the certificates representing the Common Stock shall contain such legends, or restrictive legends, or stop transfer instructions, as shall be required by applicable Federal or state securities laws, or as shall be reasonably required by USA or its transfer agent.

         11. CHOICE OF LAW. This Convertible Senior Note shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws provisions.

         12. CHOICE OF FORUM. Lender irrevocably consents and agrees that any legal action or proceeding against USA or brought by Lender, under, arising out of, or in any manner relating to, this Convertible Senior Note, shall be brought solely and exclusively in the Court of Common Pleas of the Commonwealth of Pennsylvania located in the County of Philadelphia, Pennsylvania, or in the United States District Court for the Eastern District of Pennsylvania, located in Philadelphia, Pennsylvania. Lender expressly and irrevocably consents to the personal jurisdiction of such Courts in any such action or proceeding and waives any claim or defense in any such action or proceeding based upon any alleged lack of personal jurisdiction, improper venue, or forum non conveniens.

         13. WAIVER. No failure or delay on the part of the Lender to insist on strict performance of USA`s obligations hereunder or to exercise any remedy shall constitute a waiver of the Lender`s rights in that or any other instance. No waiver of any of the Lender`s rights shall be effective unless in writing, and any waiver of any default of any instance of non-compliance shall be limited to its express terms and shall not extend to any other default or instance of non-compliance.

         14. LOST, MUTILATED CERTIFICATE. In case this Convertible Senior Note certificate shall become mutilated, lost, stolen or destroyed, USA shall issue in exchange and substitution for and upon cancellation of the mutilated certificate, or in lieu of and in substitution for the Certificate lost, stolen, or destroyed, a new Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the USA of such loss, theft or destruction of such certificate and indemnity, if requested, also satisfactory to USA.

         15. ILLEGALITY. Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remainder hereof.

         16. USURY. If the effective interest rate on this Convertible Senior Note would otherwise violate any applicable usury law, then the interest rate shall be reduced to the maximum permissible rate and any payment received by the Lender in excess of the maximum permissible rate shall be treated as a prepayment of the principal of this Convertible Senior Note.

         17. EXPENSES. USA agrees to reimburse Lender for all costs and expenses, including reasonable attorneys` fees, incurred by the Lender, relating to the enforcement of this Convertible Senior Note.

         18. SUBSCRIPTION AGREEMENT. This Convertible Senior Note has been issued by USA pursuant to the terms of the Subscription Agreement between USA and Lender dated of even date herewith the terms of which are incorporated herein by reference.

         19. ASSIGNS, ETC..This Convertible Senior Note shall be binding upon USA`s successors and assigns and subject to Section 3 hereof, shall inure to the benefit of each holder of this Convertible Senior Note and such holder`s successors, endorsees and assigns.

         Intending to be legally bound, USA has caused this Convertible Senior Note to be executed in its corporate name, by its duly authorized representatives as of the date and year first above written.

                                             USA TECHNOLOGIES, INC.



                                             By:
                                                ---------------------------
                                                 George R. Jensen, Jr.,
                                                 Chief Executive Officer


                                               By:
                                                 ---------------------------
                                                  Leland P. Maxwell,
                                                  Secretary

USA TECHNOLOGIES, INC.
200 Plant Avenue
Wayne, Pennsylvania  19087
Attn:  George R. Jensen, Jr.,
       Chief Executive Officer





                        ELECTION TO CONVERT FORM
                       ---------------------------

                  The undersigned hereby irrevocably elects to exercise the rights of conversion represented by the attached Convertible Senior Note Certificate No. of USA. The undersigned desires to convert $ of the principal amount of the attached Certificate into shares of Common Stock all as provided for therein and tenders herewith the original Convertible Senior Note, all in accordance with the Certificate. The undersigned requests that a Certificate representing such shares of Common Stock shall be issued to and registered in the name of the undersigned and delivered to the undersigned at the address set forth below. If less than the entire principal amount of the Convertible Senior Note represented by the attached certificate has been converted, then a new Convertible Senior Note Certificate in the remaining principal amount of the Convertible Senior Note shall be issued to and registered in the name of the undersigned and delivered to the undersigned at the address set forth below.


Dated:              , 20            Signature:
       -------------    --                     --------------------

                                    Print Name:
                                               --------------------

                                    Print Address:
                                               ---------------------